Exhibit 99.2

Investor Presentation August 2019 ACQUISITION CORP. Strictly Confidential

Disclaimer

Disclaimers and Other Important Information

This presentation (this "Presentation") is for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Betterware de Mexico, S.A. DE C.V. ("Betterware" or the "Company") and DD3 Acquisition Corp. ("DD3") and related transactions (the "Potential Business Combination") and for no other purpose. The information contained in this Presentation does not purport to be all inclusive. The data contained herein is derived from various internal and external sources. The information contained in this Presentation is not, and should not be assumed to be, complete and does not present all the information that investors may require or desire in considering the Potential Business Combination. It is not intended to form the basis of any investment decision or any other decision in respect of the Potential Business Combination. Neither Betterware nor DD3 (as well as their respective directors, officers and shareholders) makes, and each of hereby expressly disclaims, any representations or warranties, express or implied, as to the reasonableness of the assumptions made in this Presentation or the accuracy or completeness of any projections or modeling or any other information contained in this Presentation. Neither Betterware nor DD3 shall have any liability for any representations, express or implied, contained in, or omissions from, this Presentation or any other written or oral communication communicated to the recipient in the course of the recipient's evaluation of Betterware or DD3. Nothing contained within this Presentation is or should be relied upon as a promise or representation as to the future. Neither DD3 nor Betterware assume any obligation to provide the recipient with access to any additional information or to update the information in this Presentation. Investors should not construe the contents of this Presentation, or any prior or subsequent communications from or with DD3 or its representatives as investment, legal or tax advice.

No securities commission or securities regulatory authority or other authority in the United States or any other jurisdiction has in any way passed upon the merits of the Potential Business Combination or the accuracy or adequacy of this Presentation.

Forward Looking Statements

This Presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying the expectations of management of the Company and/or DD3 as to the future based on plans, estimates and projections at the time the Company and/or DD3 makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company and DD3 caution you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Presentation include, but are not limited to, statements related to anticipated growth in the Company's industry, the Company's strategy and ability to grow, the Company's anticipated future financial performance, the anticipated timing of the Potential Business Combination, the completion of the Potential Business Combination on the terms proposed, the financing of the Potential Business Combination on terms currently anticipated, and the potential impact the Potential Business Combination will have on the Company and DD3. Such statements generally include words such as "believes," "plans," "intends," "targets," "will," "expects," "suggests," "anticipates," "outlook," "continues" or similar expressions. The forward-looking statements contained in this presentation are based on the Company's and/or DD3's management's current expectations and projections about future events and trends that it believes may affect Betterware's or the combined company's financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. You should not place undue reliance upon these forward-looking statements as predictions of future events. Although the Company and DD3 believe that the expectations reflected in the forward-looking statements are reasonable, no guarantee can be made as to future results, level of activity, performance or achievements. Factors that could cause actual results to differ materially from those expressed or implied in such "forward-looking statements," include, but are not limited to, the level of redemptions in connection with the Potential Business Combination; receipt of regulatory approvals without unexpected delays or conditions; changes in estimates of future financial performance; changes in expectations as to the closing of the Potential Business Combination; retention of customers and suppliers in connection with the Potential Business Combination or other acquisitions; the cost of capital necessary to finance the Potential Business Combination and any future acquisitions; the ability of DD3 or the combined company to issue equity-linked securities in connection with the Potential Business Combination or in the future, including, without limitation, pursuant to a private investment in public equity, or PIPE, or other offering of equity securities, which could dilute the interests of DD3's shareholders; those factors discussed in DD3's final prospectus, dated October 11, 2018, that DD3 filed with the U.S. Securities and Exchange Commission ("SEC") in connection with its initial public offering (the "IPO Prospectus") under the heading "Risk Factors," and other documents DD3 filed, or to be filed, with the SEC; and unanticipated changes in laws, regulations, or other industry standards affecting the Company or DD3. The forward-looking statements included in this document are made as of the date of this Presentation. The Company and DD3 disclaim any duty to update any of these forward-looking statements after the date of this Presentation to confirm these statements in relationship to actual results or revised expectations.

Market and Industry Data

Market and industry data used in this Presentation is unaudited and have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither DD3 nor Betterware has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market or industry data. You are cautioned not to give undue weight to such industry and market data.

Non-IFRS and Other Financial Information

The financial information contained in this Presentation has not been prepared with a view toward compliance with rules of the SEC applicable to disclosures by SEC reporting companies generally or with a view toward compliance with the SEC's rules relating to non-IFRS financial information.

The financial information and data contained in this Presentation is unaudited and does not conform to the SEC's Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any registration statement or other document to be filed with the SEC. This Presentation includes non-IFRS financial measures, including EBITDA, which are supplemental measures of performance that are neither required by, nor presented in accordance with, international financial reporting standards ("IFRS"). EBITDA is calculated as earnings before interest and taxes plus depreciation and amortization. Betterware and DD3 believe that such non-IFRS financial measures provide useful supplemental information to their respective boards of directors, management teams and investors regarding certain financial and business trends relating to Betterware's financial condition and results of operations. Betterware and DD3 believe such measures, when viewed in conjunction with Betterware's consolidated financial statements, facilitate period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Undue reliance should not be placed on these measures as Betterware's only measures of operating performance, nor should such measures be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS. Non-IFRS financial measures as used in respect of Betterware may not be comparable to similarly titled amounts used by other companies.

No Offer or Solicitation

This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information for Investors and Security Holders

In connection with the Potential Business Combination, DD3 and Betterware expect that Betterware will file a registration statement, which will include a preliminary proxy statement of DD3, with the SEC, and DD3 will file with the SEC and mail to shareholders of DD3 a definitive proxy statement/prospectus. This Presentation is not a substitute for the proxy statement/prospectus or for any other document that DD3 may file with the SEC and send to DD3's shareholders in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by DD3 through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by DD3 are available free of charge by contacting DD3 Acquisition Corp., c/o DD3 Mex Acquisition Corp, Pedregal 24, 4th Floor, Colonia Molino del Rey, Del. Miguel Hidalgo, Mexico City, Mexico.

Participants in the Solicitation

DD3 and Betterware and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the Potential Business Combination under the rules of the SEC. Information about the directors and executive officers of DD3 is set forth in its IPO Prospectus. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

2

Today's Presenters



Martin Werner

- **CEO and Chairman of DD3 Acquisition Corp.**
- Prior to DD3, Martin Werner served as:
  - Partner at Goldman Sachs (2006-2016); Co-Head of Investment Banking for LatAm
  - Managing Director at Goldman Sachs (2000-2006); Head of Mexico Office
  - Director of Public Credit and Deputy Finance Minister of Mexico (1995-1999)



Luis Campos

- **Chairman of Betterware de Mexico**
- Prior to Betterware, Luis Campos served as:
  - Chairman of Tupperware Americas (1994-1999)
  - Chairman of Sara Lee – House of Fuller Mexico (1991-1993)
  - Chairman of Hasbro Mexico (1984-1990)



Andres Campos

- **CEO of Betterware de Mexico**
- Prior to becoming CEO of Betterware, Andres Campos served as:
  - Commercial Director of Betterware (2014-2018)
  - Strategy and New Businesses Director of Betterware (2012-2014)
  - Banamex Corporate Banking (2005-2010)
  - KPMG Auditor (2004-2005)

3

Transaction Summary

Experienced Teams Combined

DD3 Acquisition Corp.

- **Over 40 years of combined experience in the financial sector**
- **Extensive network of privileged relationships and proven track record**
- **More than US$90bn in M&A, private equity and public offerings**

Betterware

- **Management team with over 30 years of experience in the direct-selling and consumer/retail sector**
- **Leading direct-to-consumer selling company in Mexico, focused on the home solutions and organization segment**

Transaction Overview

- DD3 Acquisition Corp (Nasdaq: DDMX) raised ~US$55.7mm through the IPO of a Special Purpose Acquisition Company (SPAC) in October 2018
- DD3 has entered into a definitive transaction agreement with Betterware de Mexico ("Betterware" or the "Company"). Key transaction terms include:
  - Purchase price represents an enterprise value of approximately US$367mm including net debt and implying a 2019P and 2020P EBITDA multiples of 8.6x and 7.0x, a considerable discount to direct-to-consumer peers and significantly enriched when adjusted for growth
  - Existing Betterware shareholders to remain as operating owners with ~80%[1] of the consolidated business after closing the transaction
- Betterware is a fast growing, mid-cap company with solid fundamentals and significant upside potential to materialize in public markets
- Betterware's management team's expertise in the industry, combined with DDMX's management's broad financial experience, is expected to yield outstanding results and attractive returns to investors

1. Assuming no redemptions from trust account

4

Target Embodies DDMX's Investment Thesis and Meets Original Criteria

Betterware is a fast growing, mid-cap company with solid fundamentals and significant upside potential to materialize in the public markets

Attractive Industry	▪ Mexico is the 7th largest direct-to-consumer market with ~US$6bn annual revenue, and ~5% annual growth ▪ Well-suited to Mexico's geographic, demographic and economic dynamics; i) small communities scattered across the country, low retail penetration and unique last mile logistics, ii) emerging middle-income consumers, and iii) high consumer confidence ▪ Resilient to external economic adversities given low average sales price to consumers and sources of income for sales reps
Clear Strategy Differentiation	▪ Full control on its ~400k distributors and associates network, backed by a robust market intelligence unit that tracks daily performance and target budgets ▪ New product development drives repeat purchase rate ▪ Big data analytics and market research provides constant support to management
Outstanding Financial Performance	▪ 2015-'18 CAGR in Net Company Sales and EBITDA of 37% and 41% in USD terms, respectively ▪ Well-above industry margins with a ~60% gross margin and ~27% EBITDA margin in 2018 ▪ Asset-light structure with minimal capex requirements, yields FCF conversion of ~62%[1] ▪ Strong balance sheet with positive working capital and low leverage levels at 0.8x[2]
Considerable Growth and Efficiency Opportunities	▪ Well-identified underserved market segments to support Betterware's continuous double-digit growth ▪ Potential to enhance balance sheet flexibility by financing new campus, inorganic growth, or refinance debt ▪ Further investment in digital transformation to accelerate growth ▪ Replicable and scalable model to other LatAm markets, both organically and through add-on acquisitions
Attractive Valuation and Transaction	▪ Considerable EV/2019P EBITDA discount to direct-to-consumer peers, significantly enriched when adjusted for growth ▪ FCF yield of 9.0% in 2020P vs peers average of 6.0%, in addition to double-digit EBITDA growth ▪ Existing Betterware shareholders to remain as operating owners of ~80%[3] of the consolidated business after closing the transaction

1. As a % of EBITDA in 2020P
2. Net Debt to EBITDA ratio as of June 2019
3. Assuming no redemptions from trust account
Source: WFDSA and Management

5

Betterware Executive Summary

DD3 ACQUISITION CORP. | Betterware®

Overview

Mission & Values	**Mission** ▪ To be the go-to company for home organization solutions in Mexico and Latin America **Values** ▪ Offer reliable top-quality products ▪ Consistent on-time deliveries ▪ Commitment with sales force
Unique Product Portfolio	▪ Product portfolio focused on providing everyday solutions for modern spaces ▪ Through catalogues, the Company offers ~400 products at a ~US$5.5 average price
Robust Sales Force	▪ A two-tier sales force with +400k distributors and associates ▪ 3 million households served every six weeks in 800 communities throughout Mexico
Unparalleled Logistics Platform	▪ Zero last mile cost ▪ Long haul distribution through exclusive third parties ▪ 98.5% on-time deliveries to anywhere in the country within 24-48hrs

Key Financial Metrics (US$ Millions)

Net Company Sales[1] and Sales Force (in 000's)


113
162
213
343
443
529
$48
$57
$78
$125
$161
$196
2015
2016
2017
2018
2019P
2020P

Net Company Sales CAGRs

2015-'18 37%

2018-'20P 25%

EBITDA and EBITDA Margin


23.5%
23.6%
26.4%
25.6%
26.5%
26.7%
$11
$13
$20
$32
$43
$52
2015
2016
2017
2018
2019P
2020P

EBITDA CAGRs

2015-'18 41%

2018-'20P 28%

Adjusted Levered Free Cash Flow


FCF as a % of EBITDA
45.0%
54.0%
58.8%
44.5%
51.4%
61.8%
$5
$7
$12
$14
$22
$32
2015
2016
2017
2018²
2019P
2020P

FCF CAGRs

2015-'18 40%

2018-'20P 51%

Source: Management 1. Net Company Sales: Revenue after VAT, returns and discounts to Distributors and Associates 2. Free Cash Flow balance at Dec 2018 affected by 3-week overstock to account for an earlier Chinese new year

6

Notes: i) Financial information under Mexican GAAP basis; ii) Avg MXN/USD FX Rates: 2015 – 15.87, 2016 – 18.68, 2017 – 18.92, 2018 – 19.23, 2019P – 20.0, 2020P - 20.0

7 ACQUISITION CORP. ϳ Efficient sales model supports a growing customer base Constantly innovated and unique product portfolio Leading direct - to - consumer company in Mexico, with a clearly differentiated business model Best - in - class logistics and supply chain platform Business intelligence and data analytics unit provide instant and reliable support for decision making Planned organic expansion and several additional opportunities to accelerate growth and improve operating margins and free cash flow generation Key Investment Highlights ^ŽƵƌĐĞ͗DĂŶĂŐĞŵĞŶƚ 6 1 5 4 2 3

8 $&48,6,7,21&253 8 Attractive Direct - to - Consumer Selling Sector Retail Sales Growth & Consumer Confidence Index (% of Population, as of 2016) Socio - economic Segments in Mexico Source: Management, Euromonitor, estimations by the Mexican Direct Selling Association ( Asociación Mexicana de Venta Directa) and WFDSA 3.3% ϲ͘ϯ й 7.5% 6.9% 7.3% 93.6 93.0 85.7 88.6 ϭϬϴ͘ϲ 2014 2015 2016 2017 2018 Retail Consumer Confidence Index Overview Company’s Revenue Share Percentage of Total Population Million of Households Socio - economic Segment D&E C - &D+ нΘ A&B 34% 32% 27% 7% 10.9 10.2 ϴ͘ϱ 2.3 17% 41% 33% 9% Target Segment ▪ Mexico is the 7 th largest direct - to - consumer market in the world and the 2 nd in Latin America with ~US $ 6 bn in 2018 ▪ Betterwar e’s m odel is tailored to Mexico’s unique geographic, demographic and economic dynamics ▪ Increasing middle - income population ▪ Communities are small and scattered across the country, with very low retail penetration and difficult to fulfill last mile logistics ▪ Historic high consumer confidence index ▪ New Mexican administration is focused on social programs providing supplemental income to low income consumers ▪ Growing labor force with a higher female participation, and favorable demographics ϭ

9 ACQUISITION CORP. 9 Unique and Innovative Product Portfolio Source: Management (% of Total Net Sales, as of 2018) ▪ Eight different categories are offered in the product portfolio, all focused in the home organization segment ▪ Pricing strategy that optimizes revenue and margins, and limits inventory left - overs ▪ Continuous product innovation and development, backed by data analytics unit focused on revitalizing catalogue content to attract repeated purchases WƌŝĐĞdǇƉĞƉĞƌĂƚĂůŽŐƵĞ Regular Price Gross Margin 75% 60 – 80% Category Boosters New Product Hooks Hyper offers ǀŐ͘ŝƐĐŽƵŶƚ Catalogue Sales None 40 - 50% 25 – 35% 3 0 - 40% 40 - 50% 20 - 30% ϱϬ Ͳ ϲϬ й 19% 2% 4% Promotionals Overview Net Company Sales by Category Promotionals <ŝƚĐŚĞŶ Home Solutions Bathroom Smart Furniture Laundry & Cleaning Tech & Mobility Bedroom 29% ϮϬ й 12% 10% 9% 8% 6% 6% 2

ϭϬ ACQUISITION CORP. 10 Source: Management Note: Associates need to recruit 3 individuals and purchase a minimum of US$125 in order to upgrade to Distributor level Sales Force Model Two Tier Sales Model Overview ZĞĨĞƌƌĞĚ Recruited Distributor ▪ Betterware’s sales force is divided in two groups, Distributors and Associates ▪ Sales force is incentivized by : i ) discounts on products price ; and, ii) earning Betterware Points through sales & recruiting . Betterware points are exchangeable for rewards products that are not part of company sales ▪ Distributors are the link between the company and its Associates and are divided into 3 levels according to performance (Master, Leader and Basic) ▪ Pool of + 20 k Distributors ▪ + 78 % of Distributors place orders every week ▪ Average weekly order ticket of ~US $ 350 (MXN $ 7 K) ▪ 41 % of Distributor s’ tenure is higher than one year ▪ Pool of + 380 k Associates ▪ Associates place orders to their assigned distributor and are either final consumers or the selling point with other clients ▪ More than 32 % of active Associates place orders every week ▪ Average weekly order ticket of ~US $ 48 (MXN $ 950 ) ▪ 31 % of Associate s’ tenure is higher than one year Distributor places orders to Betterware 12 - 16% discount on its Associates’ sales 20 - 40% of Betterware Points earned by its Associates 24% discount on product purchases 1 Betterware Point for every MXN$1 of purchase Distributor sells to a pool of Associates (17 on average) ϭ 2 3 Associates purchases and sells products Rewards for Distributors Associates Rewards for Associates 3

4 Supply Chain & Logistics

Optimized Process

1 Manufacturing

- Betterware's products are designed and branded by the Company, but manufactured by 200+ third party factories certified under Betterware's quality standards
- 89% of its products are manufactured in China and 11% are manufactured domestically
- Betterware has an office in Ningbo, China, that supervises more than 40 containers shipped weekly to the Company's headquarters. The office is in charge of factory certification, product quality assurance, and product innovation

2 Warehousing

- Betterware has a warehouse facility where it receives all products imported from China that arrive at the Manzanillo port
- The products are then shipped to the Company's distribution center in Guadalajara
- In the distribution center, the Company's assembly line sets up packages to be sent to distributors by region on a weekly basis
- Key Metrics
  - 99.97% service level
  - 80-day service level inventory
  - 1.4% excess inventory
  - 0.58% defective claims

3 Distribution

- Betterware ships to distributors once a week through 12 third-party companies with whom the Company maintains strong working relationships
- The distributor personally delivers orders to each of its associates, who in turn deliver to final customers, eliminating last mile costs for the Company
- The distribution center also houses and ships reward products to the sale force
- Key Metrics
  - 98.5% on-time delivery
  - 24-48hr delivery time
  - Long-haul distribution costs account for ~4% of net sales

11

Source: Management

5 Unequal Business Intelligence Unit

Best-in-class Technological Tools

Clear Strategy

- Well-mapped sales force locations and penetration by socio-economic region
  - Locate areas within the business model scope
  - Identify nearby distributors
  - Contact distributor to trigger the recruitment of associates or cover the identified zone

Product Intelligence

- Extensive product analysis to track performance and instant market reactions
  - Strategy to create highly-competitive and innovative products
  - Provide sales force with top-quality products to attract new customers
  - Big data analysis of client behaviour

Tight Monitoring

- Proprietary live performance tracking platform
  - Weekly performance monitoring against sales objectives
  - Detailed information of each distributor; number of orders, average ticket, type of items, among others
  - Adjusting objectives based on live performance

① Target areas by socio-economic segments

② Color scales represent the segments' acquisition power





① Circles represent a distributor. Color scales indicate current week's performance vs target sales

② Separated areas to assign responsibilities to Company's development managers

12

Source: Management

13 ACQUISITION CORP. 13 9.4% 11.1% 12.7% 16.2% 19.8% 22.4% 24.8% 26.8% 2015 2016 2017 2018 2019P 2020P 2021P 2022P Current Penetration and Expansion Strategy Source: Management 1. Management estimates as of year - end 2018 2. AGEB is a basic geostatistical area used to delimit neighborhoods in Mexico 3. Coverage areas are considered where at least one transaction is done during the year Penetration Evolution 2019 - 2022 Growth Roadmap ▪ Well - mapped execution plan focused on new and under - penetrated neighborhoods ▪ Deployment of distributors to cover new zones and trigger associate recruitment ▪ Detailed geographic mapping helps distributors grow their productivity and avoid cannibalization ▪ Betterware’s current low penetration leaves plenty of room for future growth, with sales force expected to represent only 1 . 8 % of covered neighborhoods population in 2022 Mexico’s Geographic Focus 1 ^ĞŐŵĞŶƚ Cities AGEBS 2 Homes Share Sales Share '͛Ɛ ŽǀĞƌĂŐĞ ϯ Homes Penetration Megacities 3 8,972 32% 34% 35% 10 % Large Cities 19 10,202 24% 29% 25% 11% Medium Cities 68 13,376 23% 27% 18% 12% Small Cities 49 3,087 4% 5% 13% 11% Non - Urban 20,451 18% 5% 3% 5% Total 139 56,088 100% 100% 16% 10% Penetration as of Dec. 2018 Coverage of Target Neighborhoods (AGEBs) 4 6 4. Coverage is based on neighborhoods (AGEBs) where at least one transaction is registered

6 Multiple Additional Growth Sources

DD3 Acquisition Corp. | Betterware®

Near Term

A Digital Platform - E-commerce

- New App launching in 4Q-2019
- Clients are directed to the nearest distributor

Main Features:

- Automatic order process
- Cash or credit
- Avoid cannibalization of current distributors' clients



B Service

- Service as a strong barrier to entry
- Key differentiator against competition

Key Strategies:

- Six Sigma certification
- New campus
- Operational technology



C Productivity

- Sustaining household repeat purchasing is crucial

Key Strategies:

- Improved innovation process
- Market research investment
- Product roadmap chart



Medium Term

D New Product Line

- Smart home
- Decoration
- Home improvement
- Lighting intelligence

New Products:

- User-friendly and efficient
- Accessible price
- Complement existing products



E International Expansion

- Central America, Colombia and Peru

Target Similar Markets:

- Disposable income
- Consumer needs
- Mindset for other income sources



F Strategic Acquisitions

- Analyzing opportunity to acquire a smaller home organization products company
- Identified direct sales targets in Mexico

Accretive Targets:

- Plug in Betterware's business model
- Leverage on current platform and distribution network

***Sources of growth mentioned above are not quantified in the financial projections**

14

Source: Management

15 ACQUISITION CORP. 15 Key Executives & Directors ▪ Luis Campos – Chairman of Betterware de Mexico ▪ Prior to Betterware , Luis Campos served as : Chairman of Tupperware Americas ( 1994 - 1999 ) ; Chairman of Sara Lee – House of Fuller Mexico ( 1991 - 1993 ) ; Chairman of Hasbro Mexico ( 1984 - 1990 ) ▪ Andres Campos – CEO & Board Member of Betterware de Mexico ▪ Prior to becoming CEO of Betterware , Andrés Campos served as : Commercial Director of Betterware ( 2014 - 2018 ) ; Strategy and New Businesses Director of Betterware ( 2012 - 2014 ) ; Banamex Corporate Banking ( 2005 - 2010 ) ; KPMG Auditor ( 2004 - 2005 ) ▪ Jose del Monte – CFO of Betterware de Mexico ▪ Prior to Betterware , José del Monte served as : Regional Director of Banco Regional de Monterrey ( 2007 - 2019 ) ; Founding Partner of Geltung Asesores ( 2001 - 2007 ) ; Corporate Banking Regional Director of Banca Serfín ( 1996 - 2001 ) ▪ Jos e Valdez – Board Member of Betterware de Mexico ▪ José Valdez currently serves as CEO of Alpek . Prior to becoming CEO of Alpek , he held several senior management positions, including CEO of Petrocel , Indelpro and Polioles , all subsidiaries of Alpek ( 1976 - 1988 ) ▪ Reynaldo Vizcarra – Board Member of Betterware de Mexico ▪ Partner of Baker & Mckenzie Mexico since 1986 ▪ Reynaldo is a professor at the University Anahuac del Norte and an instructor at Universidad Panamericana in Mexico City ▪ Fabian Rivera – COO of Betterware de Mexico ▪ Prior to becoming COO of Betterware , Fabián Rivera served as : IT Director at Finamex ( 2012 - 2016 ) ; Consultant at Deloitte ( 2009 - 2012 ) ; Software Products Coordinator at IBM ( 2006 - 2007 ) ▪ Guillermo Ortiz – Board Member of Betterware de Mexico ▪ Member of the Board of Directors and Co - Sponsor of DD 3 Acquisition Corp . Mr . Ortiz is partner of BTG Pactual . He was Chairman of Banorte ( 2010 - 2015 ), Governor of Mexico’s Central Bank ( 1998 - 2009 ) and Secretary of Finance and Public Credit of Mexico ( 1994 - 1997 ) ▪ Martin Werner – CEO & Chairman of DD 3 Acquisition Corp . / Board Member of Betterware de Mexico ▪ Martin co - founded DD 3 Capital Partners and is its Managing Partner . Prior to DD 3 , Martin Werner served as : Partner at Goldman Sachs ( 2006 - 2016 ) ; Co - Head of Investment Banking for LatAm ; Managing Director at Goldman Sachs ( 2000 - 2006 ) ; Head of Mexico Office ; Director of Public Credit and Deputy Finance Minister of Mexico ( 1995 - 1999 )

16 ACQUISITION CORP. 16 Financial Overview

17 ACQUISITION CORP. 17 Retail Sales Growth 17 20 1H18 1H19 8 10 12 18 23 29 34 38 105 152 201 325 420 500 572 646 2015 2016 2017 2018 2019P 2020P 2021P 2022P Distributors Associates 48 57 78 125 161 196 231 264 2015 2016 2017 2018 2019P 2020P 2021P 2022P Net Company Sales Retail Sales EBITDA Evolution Financial Overview (US$ in millions) (US$ in millions) Retail Sales and Net Company Sales 1 Gross Margin and EBITDA Margin 2 (In ‘000s) (US$ in millions) Distributors and Associates 113 162 213 343 443 606 529 91 108 146 234 372 500 439 23.5% 23.6% 26.4% 25.6% 26.5% 26.7% 26.9% 27.1% 62.4% 59.8% 62.1% 60.0% 60.5% 60.3% 60.3% 60.3% 2015 2016 2017 2018 2019P 2020P 2021P 2022P EBITDA Margin Gross Margin 11.4 13.4 20.5 31.9 42.5 52.3 62.1 71.4 2015 2016 2017 2018 2019P 2020P 2021P 2022P 684 305 Source: Management 1. Net Company Sales: Revenue after VAT, returns and discounts to Distributors and Associates 2. Over Net Company Sales Notes: i ) Financial information under Mexican GAAP basis 1H18 1H19 104 149 1H18 1H19 56 79 15.5 21.0 ii) Avg MXN/USD FX Rates: 2015 – 15.87, 2016 – 18.68, 2017 – 18.92, 2018 – 19.23, 2019P – 20.0, 2020P – 20.0, 2021P – 20.0, 2022P – 20.0, 1H2018 – 19.23, 1H2019 – 20.0 296 404 276 384

Financial Overview (Cont'd)

Strong Balance Sheet and Cash Generation

- Capex requirements are low and approximately 50% of annual capex is deployed toward technology infrastructure. In 2019, the company expects to invest ~US$20mm in the construction of its new campus
- Minimal working capital needs with suppliers fully financing the inventory and receivables cycle
- Betterware has a solid balance sheet with a healthy net leverage ratio of 0.8x as of June 2019.
- Excess cash after growth initiatives can be distributed to shareholders as dividends with a cap of ~50% of Net Income

Adjusted Levered Free Cash Flow

(US$ in millions)



45.0%
54.0%
58.8%
44.5%
51.4%
61.8%
63.4%
65.9%
$5.1
$7.2
$12.1
$14.2
$21.9
$32.3
$39.4
$47.0
2015
2016
2017
2018²
2019P
2020P
2021P
2022P
Adj. Levered Free Cash Flow
FCF as % of EBITDA

Working Capital[1] & Cash Conversion

(US$ in millions)



Days of Cash Conversion Cycle
63
10
-8
-23
1
1
1
1
12.1%
3.9%
-3.5%
0.6%
2.3%
1.7%
1.3%
1.0%
$5.9
$2.2
-$2.7
$0.8
$3.7
$3.4
$3.1
$2.6
2015
2016
2017
2018²
2019P
2020P
2021P
2022P
WoCa
WoCa as % of net revenue

Source: Management
1. Current assets excluding cash minus current liabilities excluding debt ; 2. Balance and days affected by a 3-week overstock to eliminate possible operation disruptions because of an early Chinese new year; Notes: i) Financial information under Mexican GAAP basis

ii) Avg MXN/USD FX Rates: 2015 – 15.87, 2016 – 18.68, 2017 – 18.92, 2018 – 19.23, 2019P – 20.0, 2020P – 20.0, 2021P – 20.0, 2022P – 20.0, 1H2018 – 19.23, 1H2019 – 20.0

18

19 ACQUISITION CORP. 19 Adj. Levered FCF as % of EBITDA 44.5% 51.4% 61.8% Adj. Levered FCF Yield NA 6.1% 9.0% Dividend Yield NA 3.4% 4.3% 2018 2019P 2020P Net Company Sales $125 $161 $196 ( - ) Costs and SG&A (93) (118) (144) EBITDA 32 43 52 ( - ) Other Expense (1) (2) (2) ( - ) Tax (9) (10) (13) ( - ) Change in Working Capital (3) (3) 0 ( - ) Extraordinary Dividend 0 (3) 0 ( - ) Capex (1) (2) (2) ( - ) New Campus 0 (20) 0 Unlevered Free Cash Flow 18 2 35 ( - ) Net Interest Expense (4) (4) (3) Levered FCF 14 (1) 32 (+) Extraordinary Dividend 0 3 0 (+) New Campus 0 20 0 Adj. Levered FCF $14 $22 $32 Attractive Free Cash Flow Generation ϭ 3 4 6 2 5 Detailed Cash Conversion (US$ in millions) ϳ 1 3 4 6 7 2 5 ŽŵŵĞŶƚƐ 1 . 0 % of Net Company Sales, includes : employee benefits, bank commissions, and extraordinary expenses Mexican statutory, and company’s effective tax rate of 30 . 0 % Cash conversion cycle for December 2018 affected by 3 weeks of overstock due to an earlier Chinese new year . 2019 P and 2020 P days conversion cycle are matched Dividend approved during 4 Q 18 , and paid during the 1 Q 19 Minimal Capex investment, of which 50 % of annual Capex invested in product development and technological improvements Development of the Company’s fully owned warehouse that will increase its storage and distribution capacity by 3 x . The facility is being financed with a project finance loan and is expected to be operating in 2020 Pro - forma market cap of US $ 359 . 2 mm ; dividends equal to the 50 % of the Company’s net income ^ŽƵƌĐĞ͗DĂŶĂŐĞŵĞŶƚ EŽƚĞƐ͗ǀŐDyEͬh^&yZĂƚĞƐ͗ ϮϬϭϴ ʹ  ϭϵ͘Ϯϯ ͕ ϮϬϭϵ W ʹ  ϮϬ͘Ϭ ͕ ϮϬϮϬ W ʹ  ϮϬ͘Ϭ 7

Historical Financial Statements

DD3 ACQUISITION CORP. | Betterware

Summary Income Statement

Income Statement (US$ mm)	2016A	2017A	2018A	1H2018	1H2019
Retail Sales	**$108.2**	**$146.3**	**$233.8**	**$104.4**	**$149.4**
Yoy Growth (%)	*19.3%*	*35.2%*	*59.8%*	*NA*	*43.1%*
Net Company Sales	**56.9**	**77.7**	**124.7**	**55.7**	**78.5**
Yoy Growth (%)	*17.6%*	*36.6%*	*60.4%*	*NA*	*40.9%*
(-) COGS	**22.9**	**29.5**	**49.8**	**21.8**	**31.9**
Gross Profit	**34.0**	**48.2**	**74.9**	**33.9**	**46.6**
% Margin	*59.8%*	*62.1%*	*60.0%*	*60.8%*	*59.3%*
(-) SG&A	**20.6**	**27.8**	**43.0**	**18.4**	**25.6**
EBITDA	**13.4**	**20.5**	**31.9**	**15.5**	**21.0**
% of Net Revenue	*23.6%*	*26.4%*	*25.6%*	*27.8%*	*26.8%*
D&A	**0.7**	**1.1**	**1.0**	**0.6**	**0.5**
EBIT	**12.7**	**19.4**	**30.9**	**14.9**	**20.5**
Other Income (Expense)	**(0.8)**	**(1.2)**	**(0.7)**	**(0.4)**	**(1.0)**
Prepayment Commission	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Revolving Credit Interest Expense	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Long-term Debt Interest Expense	**(7.4)**	**(6.2)**	**(4.4)**	**(2.1)**	**(2.1)**
Interest Income	**1.2**	**1.1**	**0.3**	**0.3**	**0.0**
FX Gain (Loss)	**(7.2)**	**3.8**	**(0.3)**	**(0.3)**	**(0.3)**
EBT	**(1.6)**	**16.8**	**25.9**	**12.4**	**17.1**
Taxes	**(0.3)**	**5.3**	**8.6**	**3.8**	**5.3**
% Tax Rate	*16.1%*	*31.7%*	*33.1%*	*30.9%*	*31.0%*
Net Income	**($1.3)**	**$11.5**	**$17.3**	**$8.6**	**$11.8**
% Margin	*-2.4%*	*14.8%*	*13.9%*	*15.4%*	*15.1%*

Summary Balance Sheet

Balance Sheet (US$ mm)	2016A	2017A	2018A	1H2018	1H2019
Assets					
Cash and Equivalents	$9.9	$12.8	$10.1	$5.0	$6.1
Accounts Receivable, net	5.8	7.6	10.1	10.8	14.8
Inventory	5.2	7.2	15.4	12.4	17.3
Other Current Assets	2.5	2.4	3.4	2.5	3.3
Total Current Assets	**$23.4**	**$30.0**	**$39.0**	**$30.8**	**$41.5**
Net PP&E	$2.3	$2.9	$3.1	$2.1	$6.4
Deferred Assets	29.6	35.9	35.9	36.3	36.0
Other Assets	1.0	0.1	0.3	0.5	0.5
Total Assets	**$56.2**	**$68.9**	**$78.2**	**$69.7**	**$84.4**
Equity & Liabilities					
Accounts Payable Suppliers	$6.8	$10.7	$22.6	$15.4	$23.0
Expenses Reserves and Provisions	3.3	3.6	2.8	2.7	3.0
Taxes Payable	1.1	5.6	2.7	3.5	3.9
Accrued Interests	0.0	0.0	0.0	0.5	0.5
Dividends Payable	0.0	0.0	3.3	0.0	0.0
Revolving Credit Facility	3.2	0.0	0.0	0.0	0.0
Total Current Liabilities	**$14.5**	**$19.9**	**$31.4**	**$22.1**	**$30.4**
USD Long-term Debt	$38.9	$0.0	$0.0	$0.0	$0.0
MXP Long-term Debt	0.0	32.4	33.1	31.8	35.3
Deferred Liabilities	0.0	4.3	4.7	4.2	4.4
Other Long-term Liabilities	0.3	0.3	0.4	0.3	0.3
Total Liabilities	**$53.6**	**$56.9**	**$69.6**	**$58.4**	**$70.4**
Equity	$2.6	$11.9	$8.6	$11.3	$13.9
Shares Issued for SPAC	0.0	0.0	0.0	0.0	0.0
FX Adjustments	0.0	0.0	0.0	0.0	0.0
Total Equity	**$2.6**	**$11.9**	**$8.6**	**$11.3**	**$13.9**
Total Liabilities & Equity	**$56.2**	**$68.9**	**$78.2**	**$69.7**	**$84.4**

Source: Management

Notes: i) Financial information under Mexican GAAP basis; ii) Avg MXN/USD FX Rates: 2016 – 18.68, 2017 – 18.92, 2018 – 19.23, 1H2018 – 19.23, 1H2019 – 20.0

iii) EOP MXN/USD FX Rates: 2016 – 20.73, 2017 – 19.66, 2018 – 19.67, 1H2018 – 19.67, 1H2019 – 20.0

20

21 ACQUISITION CORP. 21 Transaction Summary

22 ACQUISITION CORP. 22 Transaction Summary Transaction highlights Key Terms Governance Other Details ▪ Enterprise value of ~US $ 367 mm (transaction implied multiple of 8 . 6 x and 7 . 0 x 2019 P and 2020 P EBITDA, respectively) ▪ Current Betterware shareholders expected to remain ~ 80 % owners of the combined company, while current DD 3 shareholders will hold the remaining stake 1 ▪ Closing of the transaction expected in the fourth quarter of 2019 ▪ ~ US $ 56 . 2 mm from DD 3 Acquisition Corp’s cash in trust 1 ▪ Initial ~US $ 26 mm primary proceeds for capex expenditure, new distribution center, possible deleverage and corporate purposes ▪ Issuance of at least 28 . 7 mm shares and up to a maximum of US $ 30 mm cash consideration to current Betterware shareholders ▪ Current Betterware’s management will continue to run the business of the combined company, and Luis Campos and Andrés Campos will continue to act as Chairman and CEO ▪ Martin Werner and Guillermo Ortiz will be members of the board of directors ▪ Combined company to be named Betterware de Mexico ▪ Betterware will report under IFRS basis and is expected to remain listed on Nasdaq ▪ DD 3 shareholders’ approval required ▪ Initial proxy expected to be filed in August 2019 1. Assuming no redemptions from trust account

Key Transaction Metrics

Key Transaction Terms

- Transaction EV/2019P EBITDA multiple of 8.6x
- Issuance of 28.7mm shares; ~US$26mm primary proceeds to the company, up to a maximum US$30mm payment to sellers
- Current shareholders to continue operating and owning ~80%[1] of the company
- Uses of primary proceeds for expansion capex, new distribution center, corporate purposes and possible deleverage
- Closing of the transaction expected during 4Q 2019

Transaction Use of Proceeds

(US$ in millions)

Sources		Uses	
DDMX Cash in Trust[2]	$56.2	Payment to Seller	$30.0
Target Rollover Equity	$287.0	Target Rollover Equity	$287.0
		Cash to Target	$22.2
		Est. Fees & Expenses	$4.0
Total Sources	**$343.2**	**Total Uses**	**$343.2**

Proforma Valuation

(US$ in millions)	2019P	2020P
EBITDA	$42.5	$52.3
Fully Diluted EV/EBITDA	**8.6x**	**7.0x**
FCF Yield	6.1%	9.0%
Dividend Yield	3.4%	4.3%
Share Price	$10.0	
(x) Total Shares Outstanding	35.9	
Implied Equity Value	**$359.2**	
(+) Debt[3]	$35.8	
(-) Cash	$28.3	
Implied Enterprise Value	**$366.7**	

Pro-Forma Ownership Structure

(in millions)	Shares
BTW Shareholders	28.70
SPAC Shareholders[1]	5.57
Sponsor Shareholders	1.63
Others	0.03
Total Shares Outstanding	**35.92**

Ownership



5%
15%
80%

1. Assuming no redemptions from trust account
2. Balance as of March 2019 assumes no redemptions in connection with business combination
3. Company's Net Debt as of June 2019

23

24 ACQUISITION CORP. 24 8.6x 15.4x 11.6x 9.7x 9.6x 7.4x 6.2x 4.6x 14.4x 12.3x 12.1x 6.1x 14.3x 11.5x 11.4x 7.3x 6.7x 7.0x 13.3x 11.3x 8.5x 8.6x 6.3x 6.0x 4.7x 13.7x 11.0x 11.7x 6.3x 13.1x 11.4x 9.3x 6.7x 6.6x Comparables – EV/EBITDA Multiples EV/2019P EBITDA & EV/2020P EBITDA Source: Capital IQ, Thomson Eikon, equity researchs and DD3 assumptions as of July 19, 2019 1. Amway Malaysia 2. Walmart de Mexico y Centroamerica ; 3. Oxxo’s value calculated as the residual value of Femsa minus its other subsidiaries 4. Includes financial business 5. Growth adjusted EV/EBITDA formula: EV/EBITDA multiple divided by ‘18 – ’21 EBITDA CAGR 2 27% 15% 3 16% 14% 25% 11% 11% 13% 11% 16% 19% 15% 16% 16% 7% US Retailers 7% 1 Mexican Retailers Direct Selling 2019 EBITDA Margin 4 13% Growth Adjusted - EV/EBITDA 2019P & EV/EBITDA 2020P 5 0.4x 18.6x 4.7x 1.7x 1.6x 1.0x 1.0x 0.7x 9.4x 2.8x 2.1x 1.6x 1.4x 1.0x 0.9x 0.7x 0.6x 0.3x 18.0x 4.6x 1.8x 1.4x 0.8x 0.8x 0.6x 9.2x 2.7x 2.2x 1.4x 1.3x 1.0x 0.7x 0.7x 0.5x 2 3 1 Direct Selling 4 Mexican Retailers US Retailers

25 ACQUISITION CORP. 25 0% 5% 10% 15% 20% 25% 30% 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x Comparables – Key Metrics EV/2019P EBITDA vs ‘18 - ’21P EBITDA Growth EV/2019P EBITDA vs 2019P EBITDA Margin -5% 0% 5% 10% 15% 20% 25% 30% 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x Source: Capital IQ, Thomson Eikon, equity researchs and DD3 assumptions as of July 19, 2019 1. FCF/EBITDA 2. Amway Malaysia 3. Walmart de Mexico y Centroamerica ; 4. Oxxo’s value calculated as the residual value of Femsa minus its other subsidiaries 5. Includes financial business Liverpool Oxxo Kimberly - Clark Walmart Lowes Container Store Home Depot Newell Avon Natura Usana Amway Nu Skin Herbalife Tupperware Sanborns 62.0% 57.7% 54.4% 48.3% 44.9% 41.2% 27.6% NA 62.5% 60.8% 32.9% 30.1% 59.6% 55.8% 35.4% 34.1% 20.5% Free Cash Flow Conversion 2020P 1 3 4 US Retail 2 Mexican Retailers Direct Selling 5 FCF Yield 2020P 9.0% 10.0% 3.6% 6.3% 5.7% 4.7% 8.6% 5.9% 6.6% 5.1% NA 6.4% 11.0% 6.3% 4.9% 7.5% 3.8%

Sponsor Overview

DD3 ACQUISITION CORP. | Betterware®

DD3 Capital Partners is a Mexico City based company founded in 2016 by a group of professionals with unparalleled financial expertise

"The firm distinguishes itself by providing holistic investment advice, access to exclusive investment opportunities and creating bold innovative solutions for every client with tailored services aligned to long-term goals" ***- Martin Werner & Jorge Combe***

Overview

Investment Banking


Focus on sell-side and capital raising projects
Deep involvement of our senior partners
Independent and unbiased advisory services
DD3 CAPITAL PARTNERS
Specialization in sectors with strong experience
Strategic advisory and long-term focus

Asset Management

- DD3 Capital Partners manages over US$100mm in assets[1]
- Managing partners of DD3 Capital Partners have significant participation in the current funds, fully aligned with its investors

Products

Mezzanine Lending	Senior Loans	Equity Investments
▪ Loans for residential real estate projects with terms from 12-48 months	▪ Loans for real estate projects in a variety of sectors	▪ Preferred or common equity investments for long-term assets

Management Team

- With more than 40 years of combined experience, Martin and Jorge have executed +US$90bn in M&A, Private Equity transactions and bond offerings
- Close personal and professional relationships with major local investors and company owners provides first-hand opportunities



Martin Werner

CEO and Chairman of DD3. Prior to founding DD3 Capital Partners Martin Werner worked at Goldman Sachs for over 16 years acting as a Partner (2006-2016) and as Managing Director in the Investment Banking Division (2000-2006). Before Goldman Sachs, Mr. Werner served as Director of Public Credit and Deputy Finance Minister of Mexico from 1995 until 1999.



Jorge Combe

COO and director of DD3. Mr. Combe is a founding partner of DD3 Capital Partners. Jorge Combe is a former Managing Director in the Investment Banking Division of Goldman Sachs in Mexico City (2010-2017).



Guillermo Ortiz

Member of the Board of Directors and Co-Sponsor of DD3 Acquisition Corp. Mr. Ortiz is partner of BTG Pactual. He was Chairman of Banorte (2010-2015), Governor of Mexico's Central Bank (1998-2009) and Secretary of Finance and Public Credit of Mexico (1994-1997).

1. As of June 2019

26

27 ACQUISITION CORP. 27 For further information, please reach and access: contact@dd3.mx http://ir.dd3.mx/